Exhibit 10.5

Amendment No. 2

to THE

Second AMENDED AND RESTATED voting agreement

This Amendment No. 2, dated as of January 23, 2026 (this “Amendment”), to the Second Amended and Restated Voting Agreement, dated as of February 9, 2022 (as amended, restated or otherwise modified from time to time, the “Voting Agreement”), is entered into by and among Armata Pharmaceuticals, Inc. (the “Company”), Innoviva, Inc. (“Innoviva”), and Innoviva Strategic Opportunities LLC (“Strategic Opportunities”, and together with Innoviva, the “Stockholders”).

WHEREAS, the Company and the Stockholders previously entered into that certain Amendment No. 1 to the Voting Agreement, dated as of July 10, 2023, pursuant to which the definition of “Expiration Date” was amended; and

WHEREAS, the Company and the Stockholders desire to further amend the Voting Agreement pursuant to Section 7(c) of the Voting Agreement to reflect this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Definitions. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Voting Agreement.

2.             Amendment to the Voting Agreement. Effective as of the date of this Amendment, the Voting Agreement shall be amended as follows:

(a)           The definition of “Expiration Date” in Section 1 of the Voting Agreement shall be amended and restated in its entirety by replacing such definition with the following:

““Expiration Date” means the earlier to occur of: (i) January 26, 2031, or (ii) approval by the U.S. Food and Drug Administration of any of the product candidates of the Company for marketing and commercial distribution.”

3.             Miscellaneous.

(a)           Except as expressly amended hereby, the Voting Agreement shall continue in full force and effect in accordance with the provisions thereof, and the Voting Agreement is in all respects hereby ratified, confirmed and preserved. This Amendment and all its provisions shall be deemed a part of the Voting Agreement in the manner and to the extent herein provided.

(b)           This Amendment shall be subject to the general provisions contained in Section 7 of the Voting Agreement, which are hereby incorporated by reference herein, mutatis mutandis.

(c)           This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment to the Voting Agreement has been executed for and on behalf of the undersigned as of the date set forth above.

COMPANY:

ARMATA PHARMACEUTICALS, INC.

By:	/s/ Deborah L. Birx
Name: Deborah L. Birx, M.D.
Title: Chief Executive Officer

STOCKHOLDERS:

INNOVIVA, INC.

By:	/s/ Pavel Raifeld
Name: Pavel Raifeld
Title: Chief Executive Officer

INNOVIVA STRATEGIC OPPORTUNITIES LLC

By: Innoviva, Inc. (its managing member)

By:	/s/ Pavel Raifeld
Name: Pavel Raifeld
Title: Chief Executive Officer

[Signature Page to Amendment No. 2 to Second A&R Voting Agreement]